Ex. 28(h)(6)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

State Street Institutional Investment Trust,

SSGA Funds

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 27h day of October, 2017, effective 1st day of July, 2017, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and State Street Institutional Investment Trust and SSGA Funds (each, a “Fund” and together, the “Funds”) to the Transfer Agency and Service Agreement between the parties dated June 1, 2015, as amended (the “Agreement”). In accordance with Section 15.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	The Fund(s) requests that the Transfer Agent perform market timing review for fully disclosed accounts. Therefore the following Section 1.2(cc) is added to the Agreement:

“(cc) Excessive Trader Change In Investment Direction. The Transfer Agent will monitor the Funds’ fully disclosed accounts using the Excessive Trader Change In Investment Direction application, as applicable. The Transfer Agent will provide the Funds with periodic reports on trading activity in the Funds based on parameters set forth by the Funds, as amended from time to time. Such parameters include a purchase followed by a redemption or a redemption followed by a purchase (Monitor 1) within 30 days and a twenty-five thousand dollar threshold transaction amount. Any exception to these parameters will be agreed upon in writing by the parties. The services to be performed by the Transfer Agent for the Funds hereunder will be ministerial only and the Transfer Agent shall have no responsibility for reviewing market-timing activities. In consideration of the performance of the duties by the Transfer Agent pursuant to this Section 1.2(cc), the Funds agree to pay the Transfer Agent the fees set forth on Schedule 2.1.”

2.	Omnibus Transparency Services. Schedule 1.2(z) Section B 4(a) is hereby replaced with the following:

“(a) Review daily trades for omnibus sub-accounts and fully disclosed accounts utilizing a custom analytic that identifies the following trading scenarios as potential trading violations: a redemption followed by a purchase or a purchase followed by a redemption within a 30 day trading window where all transactions are greater than or equal to $25,000.”

3.	Fee Schedule. Schedule 2.1 Fees and Expenses is hereby amended and replaced with the attached Schedule 2.1.

4.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “October 27, 2017 Amendment”) except as specifically revised by this amendment.

STATE STREET INSTITUTIONAL INVESTMENT TRUST ON BEHALF OF ITSELF AND EACH OF ITS PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Ellen M. Needham	By:	/s/ Richard J. Johnson
Name:	Ellen M. Needham	Name:	Richard J. Johnson
Title:	President	Title:	Managing Director

As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SSGA FUNDS ON BEHALF OF ITSELF AND EACH OF ITS PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By	/s/ Ellen. M. Needham
Name:	Ellen M. Needham
Title:	President

As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Effective Date: June 9, 2017

SSGA Funds

SSGA Dynamic Small Cap Fund

State Street Disciplined Emerging Markets Equity Fund

SSGA Enhanced Small Cap Fund

SSGA High Yield Bond Fund

SSGA International Stock Selection Fund

SSGA S&P 500 Index Fund

State Street Institutional Investment Trust

State Street 60 Day Money Market Fund*

State Street Aggregate Bond Index Fund

State Street Asian Pacific Value Spotlight Fund

State Street Cash Reserves Fund*

State Street Conservative Income Fund*

State Street Current Yield Fund*

State Street Disciplined Global Equity Fund

State Street Disciplined International Equity Fund

State Street Disciplined US Equity Fund

State Street Emerging Markets Equity Index Fund

State Street Equity 500 Index Fund

State Street ESG Emerging Markets Fund*

State Street European Value Spotlight Fund

State Street Global Allocation Fund*

State Street Global Equity ex U.S. Index Fund

State Street Global Macro Absolute Return Fund*

State Street Global Value Spotlight Fund

State Street Green Bond Fund*

State Street Hedged International Developed Equity Index Fund

State Street Income Allocation Fund*

State Street International Developed Equity Index Fund*

State Street International Value Spotlight Fund

State Street Institutional Liquid Assets Fund*

State Street Institutional Liquid Reserves Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional U.S. Government Money Market Fund

State Street U.S. Value Spotlight

State Street Macro Absolute Return Bond Fund*

State Street MSCI Canada Index Fund*

State Street MSCI Europe Index Fund*

State Street MSCI Japan Index Fund*

State Street MSCI Pacific ex Japan Index Fund*

State Street Multi-Asset Real Return Fund*

*	The Fund is not active

SCHEDULE A

Effective Date: June 9, 2017

State Street Institutional Investment Trust (cont.)

State Street Opportunistic Emerging Markets Equity Fund*

State Street Small Cap Emerging Markets Equity Fund*

State Street Small/Mid Cap Equity Index Fund

State Street Strategic Real Return Fund*

State Street Target Retirement Fund

State Street Target Retirement 2015

State Street Target Retirement 2020

State Street Target Retirement 2025

State Street Target Retirement 2030

State Street Target Retirement 2035

State Street Target Retirement 2040

State Street Target Retirement 2045

State Street Target Retirement 2050

State Street Target Retirement 2055

State Street Target Retirement 2060

State Street Treasury Obligations Money Market Fund*

State Street Ultra Short Term Bond Fund*

*	The Fund is not active